Exhibit 99.(h)(5)

PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS,

A I M DISTRIBUTORS, INC.,

AMERICAN UNITED LIFE INSURANCE COMPANY,

ON BEHALF OF ITSELF AND

ITS SEPARATE ACCOUNTS,

AND

ONEAMERICA SECURITIES, INC.

i

ii

PARTICIPATION AGREEMENT

THIS  AGREEMENT, made  and entered  into as of the  30”  day of April,  2004 (“Agreement”), by and among  AIM VARIABLE  INSURANCE  FUNDS,  a Delaware  Trust (“AVIF”), A I M Distributors,  Inc., a Delaware corporation  (“AIM”), American United Life Insurance Company, an Indiana life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and OneAmerica Securities, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”).

WITNESSETH THAT:

WHEREAS, AVIF is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, AVIF currently consists of twenty-seven separate series (“Series”), shares (“Shares”) each of which are registered under the Securities Act of 1933, as amended (the “1933 Act”) and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a “Fund”; reference herein to “AVIF” includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts (“Contracts”) as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the “Contracts”), ifrequired by applicable law, will be registered under the 1933 Act; and

WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts (“Subaccounts”; reference herein to an “Account” includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

WHEREAS, UNDERWRITER  is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (“ 1934 Act”) and a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”);

WHEREAS, AIM is a broker-dealer registered with the SEC under the 1934 Act and a member in good standing of the NASD;

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

Section 1. Available Funds

1.1    Availability

AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of AVIF (the “Board”) may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies.

1.2   Addition, Deletion or Modification of Funds

The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.3   No Sales to the General Public

AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section 2. Processing Transactions

2.1    Timely Pricing and Orders

(a)    AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, “Business Day” shall mean any day on which () the New York Stock Exchange is open for regular trading, (ii) A VIF calculates the Fund’s net asset value, and (iii) LIFE COMPANY is open for business.

(b)    LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day’s Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above.  Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

(c)    With  respect to payment  of the purchase  price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

(d)    If AVIF provides  materially  incorrect  Share  net asset  value  information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share.  Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.  Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein (except that for any money market fund, materiality shall be determined in a manner consistent with Rule 2a-7 under the 1940 Act).

2.2    Timely Payments

LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1 :00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable.  AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1 :00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, in order to enable LIFE COMPANY  to pay redemption  proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3    Applicable Price

(a)    Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, “Contract transactions”) and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-I under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with

Section 22(c) and Rule 22c-l under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by A VlF; provided that AVIP receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2. l(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

(b)    All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

(c)    Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and [NAME OF UNDERWRITER] agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, “Participants”)) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.  Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

2.4    Dividends and Distributions

AVIF will furnish notice by wire or telephone (followed by written confirmation) prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex• dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

2.5   Book Entry

Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVlF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses

3.1    General

Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its perfonnance under this Agreement.

3.2    Parties To Cooperate

Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance

4.1    Tax Laws

(a)    AVIF represents and warrants that each Fund is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC.  A VIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)    AVIF represents that it will use its best efforts to comply and to maintain each Fund’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code.  AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.  In the event of a breach of this Section 4.1 (b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)    Notwithstanding any other provision of this Agreement, but without limiting the ability of AVIF and/or AIM to assume the defense of any action pursuant to Section 12.2(d) hereof, LIFE COMPANY agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY’s knowledge, of any Participants, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)                          LIFE COMP ANY shall promptly notify A VIF of such assertion or potential claim (subject to the Confidentiality  provisions of Section 18 as to any Participant);

(ii)                                LIFE COMPANY shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)                            LIFE COMPANY shall use its best efforts to minimize any liability of A VIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section l .817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)                           LIFE COMP ANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)                              any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817• 5(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVlF which shall not be unreasonably withheld;

(vi)                           LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)                        LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided  that LIFE COMPANY shall not be required, after exhausting all administrative remedies, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and providedfurther that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)                       AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize A VIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF’s refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF.  As used in this Agreement, the term “affiliates” shall have the same meaning as “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(d)    LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)    LIFE COMPANY represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2    Insurance and Certain Other Laws

(a)    AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, which efforts shall include, without limitation, the furnishing of information that is not otherwise available to LIFE COMPANY and that is required by state insurance law to enable LIFE COMP ANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)    LIFE COMPANY represents and warrants that () it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 27-1-5-1 of the Indiana Insurance Law Code and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal  and state laws and regulations.

(c)        AVIF represents  and warrants that it is lawfully organized, validly existing,  and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute,  deliver, and perform  its duties and comply with its obligations  under this Agreement.

4.3       Securities Laws

(a)         LIFE COMP ANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE  COMPANY’s state(s) of organization  and domicile, (iii) each Account  is  and will remain registered under the 1940  Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements  of the 1940 Act and the rules thereunder, to the extent required, (v) each Account’s 1933 Act registration  statement relating to the Contracts, together with any amendments  thereto,  will at all times comply  in all material respects  with the requirements  of the  1933  Act and the  rules  thereunder,  (vi) LIFE  COMPANY  will  amend  the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous  offering  of its Contracts  or as may otherwise be required by applicable law, and (vii) each Account Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as “Account Prospectus”), will at all times comply  in all material  respects  with the requirements  of the  1933 Act and the rules thereunder.

(b)        AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance  with Delaware law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933  Act and itself under the 1940 Act from time to time as required  in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF’s 1933 Act registration statement, together with any amendments  thereto, will at all times comply in all material  respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF’s Prospectus, Statement of Additional Information, and then-current stickers (collectively referred to herein as “AVIF Prospectus”), will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)        A VIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction  if and to the extent reasonably  deemed advisable by AVIF.

(d)         A VIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule l 7g-(1) of

the 1940 Act or related provisions  as may be promulgated from time to time.   The aforesaid bond includes  coverage  for larceny and embezzlement and is issued by a reputable  bonding  company.

4.4       Notice of Certain Proceedings and Other Circumstances

(a)        AVIF or AIM will immediately  notify LIFE COMPANY  of () the issuance  by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF’s registration  statement under the 1933 Act or AVIP Prospectus, (ii) any request by the SEC for any amendment  to such registration  statement or AVIP Prospectus  that may affect the offering of Shares of AVIP, (iii) the initiation  of any proceedings  for that purpose  or for any other  purpose relating to the registration  or offering of AVIF’s Shares, or (iv) any other action or circumstances  that may prevent  the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation,  any circumstances in which (a) such Shares are not registered and, in all material respects,  issued  and  sold  in  accordance  with  applicable  state  and  federal  law,  or (b)  such  law precludes the use of such Shares as an underlying  investment medium of the Contracts  issued or to be issued by LIFE COMPANY.   AVIP and AIM will make every reasonable  effort to prevent  the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar  order and, if any such order is issued, to obtain the lifting thereof at the earliest possible  time.

(b)        LIFE  COMPANY  or UNDERWRITER will  immediately  notify AVIF  of (i) the issuance by any court or regulatory  body of any stop order, cease and desist order, or other similar order  with  respect  to each  Account’s registration   statement  under  the  1933  Act relating  to  the Contracts  or each  Account  Prospectus,  (ii) any request  by the  SEC  for any amendment  to such registration statement or Account Prospectus that may affect the offering of Shares of AVIP, (iii) the initiation of any proceedings  for that purpose or for any other purpose relating to the registration  or offering   of  each  Account’s  interests   pursuant   to  the  Contracts,   or  (iv)  any  other  action  or circumstances  that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation,  any circumstances in which said interests are not registered and, in all material  respects,  issued  and  sold  in  accordance  with  applicable  state  and  federal  law.   LIFE COMPANY  and UNDERWRITER will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5       LIFE COMPANY To Provide Documents; Information About AVIF

(a)        LIFE  COMPANY  will  provide  to AVIF  or its  designated  agent  at least  one  (l) complete  copy of all SEC registration  statements,  Account  Prospectuses, reports,  any preliminary and final voting instruction  solicitation material, applications  for exemptions,  requests for no-action letters,  and  all amendments   to  any of the  above,  that  relate  to each  Account  or the Contracts, contemporaneously with the filing of such document  with the SEC or other regulatory authorities.

(b)        LIFE  COMPANY   will  provide  to AVIF  or its designated  agent  at least one  (1) complete  copy of each piece of sales literature or other promotional  material in which AVIP or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties  hereto may, from time to time, agree upon.  No such material  shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such  shorter  period  as  the  Parties  hereto  may,  from  time  to  time,  agree  upon.    AVIF  hereby designates  AIM  as the entity to receive  such sales literature, until  such time  as AVIF  appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)        Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning A VIP or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the A VIF Prospectus contained therein, relating to Shares, as such registration statement  and AVIF Prospectus  may be amended  from  time to time; or (ii) in reports  or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by A VIF for distribution; or (iv) in sales literature or other promotional material approved by A VIF, except with the express written permission of AVIF.

(d)        LIFE  COMPANY  shall adopt and implement  procedures  reasonably  designed  to ensure that information concerning A VIP and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) (“broker only materials”) is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)       For the purposes of this Section 4.5, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research  reports,  market  letters, form letters, seminar  texts, reprints  or excerpts  of any other advertisement, sales literature, or published  article), educational or training  materials  or other communications  distributed  or made  generally  available  to some or all agents  or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act, or the 1940 Act.

4.6       AVIF To Provide Documents; Information About LIFE COMPANY

(a)       AVIF will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration  statements, AVIF Prospectuses,  reports, any preliminary  and final  proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously  with the filing of such document with the SEC or other regulatory authorities.

(b)       AVIF  will  provide  to  LIFE  COMPANY  a  camera  ready  copy  of  all  AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIP statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund.   AVIP will

provide such copies to LIFE COMP ANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)        AVIF  will  provide  to LIFE  COMPANY  or its designated   agent  at least  one  (1) complete  copy  of each  piece  of  sales  literature  or  other  promotional   material  in  which  LIFE COMPANY,  or any of its respective  affiliates  is named, or that refers to the Contracts,  at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon.  No such material shall be used if LIFE COMPANY  or its designated  agent objects  to such use within  five (5) Business Days after receipt of such material or such shorter period as the Parties  hereto may, from time to time, agree upon.  LIFE COMPANY shall receive  all such sales literature  until such time as it appoints a designated  agent by giving notice to AVIF in the manner required  by Section  9 hereof.

(d)        Neither  AVIF  nor  any  of its  affiliates  will  give  any  information   or  make  any representations or statements  on behalf of or concerning  LIFE COMPANY,  each Account, or the Contracts  other than (i) the information  or representations contained  in the registration  statement, including each Account Prospectus  contained  therein, relating to the Contracts,  as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts  that are in the public domain and approved  by LIFE COMPANY  for distribution;  or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates,  except with the express written permission  of LIFE COMPANY.

(e)        AVIF  shall  cause  its  principal  underwriter   to  adopt  and  implement   procedures reasonably  designed  to ensure  that information  concerning  LIFE COMPANY,  and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution  to Participants) (“broker only materials”) is so used, and neither LIFE COMPANY,  nor any of its respective affiliates  shall be liable for any losses, damages or expenses relating  to the improper  use of such broker only materials.

(f)       For purposes  of this Section  4.6, the phrase  “sales literature  or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine,  or other periodical,  radio, television,  telephone  or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic  messages),  sales literature  (i.e., any written communication distributed  or made generally  available to customers  or the public, including  brochures,  circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed  or made generally available to some or all agents or employees, registration  statements, prospectuses, statements  of additional information, shareholder reports, and proxy materials  and any other material constituting sales literature or advertising  under the NASD rules, the 1933  Act, or the 1940 Act.

Section 5. Mixed and Shared Funding

5.1        General

The SEC has granted an order to AVIF exempting  it from certain provisions of the 1940 Act and  rules  thereunder   so  that· AVIF  may  be  available  for  investment   by  certain  other  entities, including, without  limitation,  separate  accounts  funding  variable annuity contracts  or variable  life insurance contracts,  separate accounts of insurance companies  unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement  plans (collectively,  “Mixed and Shared Funding”). The  Parties  recognize  that  the SEC  has  imposed terms  and conditions  for  such  orders  that  are substantially  identical  to many of the provisions  of this Section 5.  Sections  5.2 through 5.8 below shall  apply  pursuant   to  the  exemptive   order  granted  to  AVIF.    AVIF  hereby  notifies  LIFE COMPANY   that,  in  the  event  that  AVIF  implements  Mixed  and  Shared  Funding,  it  may  be appropriate  to include in the prospectus  pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed  and Shared Funding.

5.2      Disinterested Trustees

AVIF agrees that its Board  shall at all times consist  of trustees  a majority of whom  (the “Disinterested Trustees”)  are not interested  persons of AVIP within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder  and as modified by any applicable orders of the SEC, except that if this condition  is not met by reason of the death, disqualification, or bona fide resignation  of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies  may be filled by the Board;  (b) for a period of sixty (60) days if a vote of shareholders  is required  to fill the vacancy or vacancies or (c) for such longer period as the SEC may prescribe  by order upon application.

5.3       Monitoring for Material Irreconcilable Conflicts

AVIF  agrees  that its Board  will monitor  for the existence  of any material  irreconcilable conflict between the interests of the Participants  in all separate accounts of life insurance companies utilizing AVIF (“Participating  Insurance Companies”), including each Account, and participants  in all  qualified   retirement   and  pension   plans  investing   in  AVIF  (“Participating  Plans”).    LIFE COMPANY  agrees to inform the Board of A VIF of the existence  of or any potential  for any such material  irreconcilable  conflict  of which  it is aware.   The concept  of a “material irreconcilable conflict”  is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict  may arise for a variety of reasons,  including, without limitation:

(a)        an action by any state insurance or other regulatory authority;

(b)        a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private  letter ruling, no-action  or interpretative  letter, or any similar  action  by insurance,  tax or securities regulatory  authorities;

(c)        an administrative  or judicial decision in any relevant proceeding;

(d)        the manner  in which the investments  of any Fund are being managed;

(e)        a difference in voting instructions given by variable annuity contract and variable life insurance contract  Participants  or by Participants  of different  Participating  Insurance  Companies;

(f)        a decision by a Participating  Insurance Company  to disregard the voting instructions of Participants;  or

(g)        a  decision  by  a Participating  Plan  to  disregard  the  voting  instructions   of  Plan participants.

Consistent  with the SEC’s  requirements  in connection  with exemptive  orders  of the type referred to in Section 5.1 hereof, LIFE COMPANY  will assist the Board in carrying out its responsibilities by providing  the Board with all information  reasonably  necessary for the Board to consider any issue raised, including  information  as to a decision by LIFE COMPANY  to disregard voting  instructions   of Participants.  LIFE  COMPANY’s   responsibilities in connection   with  the foregoing shall be carried out with a view only to the interests of Participants.

5.4       Conflict Remedies

(a)        It is agreed that if it is determined  by a majority of the members  of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, LIFE COMPANY will,  if it is  a Participating Insurance  Company  for  which  a material  irreconcilable conflict  is relevant, at its own expense and to the extent reasonably practicable  (as determined  by a majority  of the Disinterested Trustees),  take whatever  steps are necessary to remedy or eliminate  the material irreconcilable conflict, which steps may include, but are not limited to:

(i)                                  withdrawing  the assets allocable to some or all of the Accounts from AVIF or any Fund  and  reinvesting  such  assets  in  a different  investment   medium, including  another  Fund of AVIF, or submitting  the question  whether  such segregation  should be implemented to a vote of all affected Participants and, as appropriate, segregating  the assets of any particular  group (e.g., annuity Participants,  life insurance Participants  or all Participants)  that votes in favor of such segregation,  or offering  to the affected  Participants  the option  of making such a change;  and

(ii)                              establishing a new registered  investment company  of the type defined  as a “management company” in Section  4(3) of the  1940 Act or a new separate account  that is operated  as a management company.

(b)        If the material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard  Participant voting instructions and that decision  represents  a minority position  or would preclude  a majority vote, LIFE COMPANY  may be required, at AVIF’s election, to withdraw each Account’s investment in AVIF or any Fund.  No charge or penalty will be imposed as a result of such withdrawal.   Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY  that this provision  is being implemented, and until such withdrawal  AVIF shall continue  to accept and implement orders by LIFE COMPANY for the purchase  and redemption of Shares of AVIF.

(c)        If a  material   irreconcilable  conflict   arises  because   a  particular   state  insurance regulator’s   decision  applicable   to  LIFE  COMPANY  conflicts  with  the  majority of  other  state regulators,  then LIFE COMPANY   will withdraw each Account’s  investment  in AVIF within six (6) months after A VIF’s Board informs LIFE COMPANY that it has determined that such decision  has created a material irreconcilable conflict,  and until such withdrawal  AVIF shall continue  to accept and implement  orders by LIFE COMPANY for the purchase  and redemption of Shares of AVIF. No charge or penalty  will be imposed  as a result of such withdrawal.

(d)        LIFE  COMPANY  agrees  that  any  remedial   action  taken  by  it in resolving   any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)        For purposes hereof, a majority  of the Disinterested Trustees  will determine  whether or not any proposed  action adequately  remedies  any material irreconcilable conflict.   In no event, however, will A VIF or any of its affiliates  be required  to establish  a new funding medium  for any Contracts.  LIFE COMPANY  will not be required  by the terms hereof to establish  a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially  adversely  affected  by the material  irreconcilable conflict.

5.5       Notice to LIFE COMPANY

AVIF will promptly make known in writing to LIFE COMPANY  the Board’s determination of the existence  of a material  irreconcilable conflict, a description  of the facts that give rise to such conflict  and the implications  of such conflict.

5.6        Information Requested by Board

LIFE COMPANY  and AVIF (or its investment  adviser) will at least annually submit to the Board of AVIF such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations  imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted  at any reasonable  time deemed  appropriate  by the Board.   All reports  received  by the Board  of  potential  or existing  conflicts,  and  all Board  actions  with  regard  to  determining  the existence  of a conflict,  notifying Participating  Insurance  Companies  and Participating  Plans of a conflict,  and  determining  whether  any proposed  action  adequately  remedies  a conflict,  will  be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7      Compliance with SEC Rules

If, at any time during  which  AVIF is serving  as an investment  medium  for variable  life insurance Contracts,  1940 Act Rules 6e-3T) or, if applicable, 6e-2 are amended  or Rule 6e-3 is adopted to provide exemptive  relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply  with the terms  and conditions  thereof and that the terms of this Section  5  shall  be deemed  modified  if and only to the extent  required  in order also to comply  with the terms  and conditions  of such exemptive  relief that is afforded by any of said rules that are applicable.

5.8       Other Requirements

AVIF will require that each Participating  Insurance  Company and Participating  Plan enter into  an agreement  with  A VIF that contains  in substance  the same provisions  as are set forth in Sections 4.l(b), 4. l(d),  4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

Section 6.  Termination

6.1       Events of Termination

Subject  to Section 6.4 below,  this Agreement  will terminate  as to a Fund:

(a)         at the option of any party, with or without cause with respect to the Fund, upon six (6) months  advance  written  notice  to  the  other  parties,  or,  if later,  upon  receipt  of  any  required exemptive  relief from the SEC, unless otherwise  agreed to in writing by the parties; or

(b)        at  the  option   of  A VIF  upon  institution   of  formal  proceedings   against  LIFE COMPANY  or its affiliates  by the NASO,  the SEC,  any state  insurance regulator  or any other regulatory body regarding LIFE COMPANY’s obligations under this Agreement or related to the sale of the Contracts, the operation  of each Account, or the purchase of Shares, if, in each case, AVIF reasonably  determines  that such proceedings,  or the facts on which  such  proceedings  would  be based,  have  a material  likelihood  of imposing  material adverse consequences  on the Fund  with respect to which the Agreement  is to be terminated;  or

(c)        at the option of LIFE COMPANY  upon institution of formal proceedings  against AVIF, its principal  underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding A VIF’s obligations under this Agreement or related to the operation or management of A VIF or the purchase of A VIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE  COMPANY, or the  Subaccount  corresponding  to the Fund  with  respect  to which  the Agreement is to be terminated; or

(d)        at the option of any Party in the event that (i) the Fund’s Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment  medium of the Contracts issued or to be issued by LIFE COMPANY;  or

(e)        upon termination of the corresponding Subaccount’s investment in the Fund pursuant to Section 5 hereof; or

(f)         at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under  successor  or similar provisions,  or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)       at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

(h)       at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund’s noncompliance with Section 817(h) or Subchapter M of the Code) orif interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

(i)        upon another Party’s material breach of any provision of this Agreement.

6.2       Notice Requirement for Termination

No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination.  Furthermore:

(a)       in the event that any termination is based upon the provisions of Sections 6.l(a) or 6.l(e) hereof,  such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)       in the event that any termination is based upon the provisions of Sections 6.l(b) or 6.l(c) hereof,  such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)        in the event that any termination  is based upon the provisions  of Sections  6.l(d), 6.l(f),  6.l(g), 6.l(h) or 6.l(i) hereof, such prior written notice  shall be given as soon as possible within twenty-four  (24) hours after the terminating  Party learns of the event causing termination  to be required.

6.3      Funds To Remain Available

Notwithstanding any termination  of this Agreement by LIFE COMPANY,  AVIF will, at the option of LIFE COMP ANY, continue to make available additional shares of the Fund pursuant to the terms  and  conditions   of  this  Agreement,  for  all  Contracts  in  effect  on  the  effective  date  of termination  of this Agreement  (hereinafter  referred to as “Existing Contracts”),  unless AIM or the Board determines  that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent  with applicable law or regulation.  Specifically, without limitation, the owners of the Existing Contracts  will be permitted  to reallocate  investments  in the Fund (as in effect on such date), redeem investments  in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 6.3 will not apply to any (i) terminations  under Section  5 and the effect of such terminations  will be governed by Section  5  of this Agreement  or (ii) any rejected  purchase  and/or redemption  order as described  in Section 2.3(c) hereof.

6.4       Survival of Warranties and Indemnifications

All warranties  and indemnifications will survive the termination  of this Agreement.

6.5       Continuance of Agreement for Certain Purposes

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6. l(b), 6.1(c), 6.1(d), 6.1(0), 6.1(g). 6.l(h)  or 6.l(i)  hereof,  this Agreement  shall nevertheless  continue  in effect  as to any Shares  of that Fund  that are outstanding  as of the date of such termination  (the “Initial Termination  Date”).  This continuation  shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the “Final Termination Date”) six (6) months following the Initial Termination  Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination  pursuant  to Sections  6.l(d),  6.l(f),  6.l(g), 6.l(h) or 6.1().

Section 7.  Parties To Cooperate Respecting Termination

The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination  Date with respect thereto, or, in the case of a termination pursuant to Section 6.1 (a), the termination date specified in the notice of termination.  Such steps may include combining  the affected  Account with another Account,  substituting  other mutual fund shares for those of the affected Fund, or otherwise  terminating  participation  by the Contracts  in such Fund.

Section 8. Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices

Notices and communications  required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM VARIABLE INSURANCE FUNDS

A I M Distributors, Inc.

11 Greenway Plaza, Suite 100

Houston, Texas 77046

Facsimile: (713) 993-9185

Attn:  Peter A. Davidson, Esq.

AMERICAN UNITED LIFE INSURANCE COMPANY

P.O. Box 368

One American Square

Indianapolis, Indiana 46206-0368

Attn:  John C. Swhear, Esq.

ONEAMERICA SECURITIES, INC.

P.O. Box 368

One American Square

Indianapolis, Indiana 46206-0368

Attn:  John C. Swhear, Esq.

Section 10. Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants.  Neither LIFE COMPANY nor any of its

affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law.  LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits

AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification

12.1  Of AVIF and AIM by LIFE COMPANY and UNDERWRITER

(a)    Except to the extent provided in Sections 12.l(b) and 12.l(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the “Indemnified Parties” for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)                                  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF or AIM for use in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)                        arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and “persons associated with a member,” as that term is defined in paragraph (q) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)                    arise out of or are based upon any untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalfof LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)                           arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY  or UNDERWRITER; or

(v)           arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code,

otherwise than by reason of any Fund’s failure to comply with Subchapter M or Section 817(h) of the Code.

(b)    Neither LIFE COMPANY nor UND ERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties (i) under this Agreement, or (ii) to A VIF or AIM.

(c)    Neither LIFE COMPANY nor UND ERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless A VIF or AIM shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UND ERWRITER of any such action shall not relieve LIFE COMPANY and UND ERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1.  Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably  withheld.   After notice from LIFE COMPANY  or UNDERWRITER to such Indemnified Party of LIFE C0MPANY’s or UNDERWRITER’s election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UND ERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2  Of LIFE COMPANY and UNDERWRITER by AVIF and AIM

(a)    Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UND ERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the “Indemnified Parties” for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of A VIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus,  or in sales literature or advertising  or otherwise for use in connection  with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)                                 arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under their control  (including,  without  limitation,  their  employees  and  “persons associated with a member” as that term is defined in Section (q) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)                               arise out of or are based upon any untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account’s 1933 Act registration statement, any Account  Prospectus,  sales  literature  or  advertising  covering  the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)                              arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation  and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF.

(b)    The parties agree that the foregoing indemnification by AVIF shall not apply to any acts or omissions of AIM. Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIP  and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIP and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)    Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified Party of AVIF’s or AIM’s election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIP and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)    In no event shall A VIP or AIM be liable under the indemnification  provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach  of any representation,  warranty,  and/or covenant  made  by LIFE COMPANY  or

UND ERWRITER hereunder or by any other Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any other Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any other Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

12.3  Effect of Notice

Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.l(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4   Successors

A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state’s principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the “LIFE COMPANY Protected Parties” for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY’s performance ofits duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties’ customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties’ customers who also maintain accounts directly with AVIF, AVIP will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY’s prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the “AVIF Protected Parties” for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF’s performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties’ customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties’ customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF’s prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19.  Trademarks and Fund Names

(a)        Except  as  may  otherwise  be  provided  in  a  License  Agreement   among  A  I  M Management Group Inc., LIFE COMPANY  and UNDERWRITER, neither LIFE COMPANY  nor UNDERWRITER or any of their respective  affiliates,  shall use any trademark, trade name, service mark  or  logo  of AVIF,  AIM  or any of their  respective  affiliates,  or any variation  of any such trademark, trade name, service mark or logo, without  AVIF’s or AIM’s prior written consent,  the granting of which shall be at AVIF’s or AIM’s sole option.

(b)        Except   as  otherwise   expressly   provided   in  this  Agreement,   neither  AVIF,  its investment  adviser, its principal underwriter, or any affiliates thereof shall use any trademark,  trade name, service mark or logo of LIFE COMPANY, UNDERWRITER or any of their affiliates, or any variation  of any such trademark, trade name, service mark or logo, without LIFE COMPANY’s   or UNDERWRITER’s prior written consent, the granting of which shall be at LIFE COMPANY’s or UNDERWRITER’s sole option.

Section 20.  Parties to Cooperate

Each party to this Agreement will cooperate with each other party and all appropriate governmental  authorities  (including, without  limitation,  the SEC, the NASD  and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation  or inquiry relating to this Agreement or the transactions  contemplated  hereby.

Section 21.  Amendments; Need For

No provision  of this Agreement  may be amended  or modified  in any manner  except  by mutual written agreement executed by all parties hereto.  The Parties shall, from time to time, review this  Agreement  to  determine  the  extent  to  which  an  amendment  thereto  may  be  necessary  or appropriate  to reflect changes in applicable law or regulation,  and shall cooperate in implementing any such amendment in a timely manner, it being understood and agreed to that no such amendment shall take effect except upon mutual written agreement  of all Parties as stated above.

Section 22.  _Force Majeure

Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance  is occasioned by any event beyond its control which shall include,  without limitation,  any applicable  order, rule or regulation  of any federal,  state or local  body, agency or instrumentality  with jurisdiction,  work stoppage, accident, natural disaster, war, acts of terrorism or civil  disorder, provided  that the Party so excused  shall use all reasonable  efforts  to minimize  its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and  such  performance  shall  be  excused  only  for  so  long  as,  in  any  given  case,  the  force  or circumstances making performance impossible shall exist.

IN WITNESS  WHEREOF,  the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIBABLE INSURANCE FUNDS

ATTEST:	/s/Jim A. Coppedge	By:	/s/Robert H. Graham
Name: Jim A. Coppedge		Name: Robert H. Graham
Title: Assistant Secretary		Title: President

AIM Distributors, inc.

ATTEST:	/s/P. Michelle Grace	By:	/s/Gene L. Needles
Name: P. Michelle Grace		Name: Gene L. Needles
Title: Assistant Secretary		Title: President

AMERICAN UNITED LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

ATTEST:	/s/John C. Swhear	By:	/s/Cheryl Gentry
Name: John C. Swhear		Name: Cheryl Gentry
Title: Asst. General Counsel		Title: Vice President, Ind Marketing

ONEAMERICA SECURITIES, INC.

ATTEST:	/s/John C. Swhear	By:	/s/Nicholas A. Filing
Name: John C. Swhear		Name: Nicholas A. Filing
Title: Asst. General Counsel		Title: President

SCHEDULE A

FUND S AVAILABLE UN DER THE CONTRACTS

AIM V .I. Aggressive Growth Fund

AIM V .I. Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Blue Chip Fund

AIM V.I. Capital Appreciation Fund

AIM V.1. Capital Development Fund

AIM V .I. Core Equity Fund

AIM V .I. Dent Demographic Trends Fund

AIM V.1. Diversified Income Fund

AIM V .I. Government Securities Fund

AIM V .I. Growth Fund

AIM V .I. High Yield Fund

AIM V.I. International Growth Fund

AIM V .I. Large Cap Growth Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V .I. Money Market Fund

AIM V.I. Premier Equity Fund

AIM V .I. Real Estate Fund

AIM V.1. Small Cap Equity Fund

INVESCO VIF - Core Equity Fund (name
will be changed to AIM V .I. Core Stock
Fund on October  15, 2004)

INVESCO  VIF — Dynamics Fund (name
will be changed to AIM V.I. Dynamics
Fund on October  15, 2004)

INVESCO VIF - Financial Services Fund
(name will be changed to AIM V.1.
Financial Services Fund on October  15,
2004)

INVESCO VIF - Health Sciences Fund
(name will be changed to AIM V.I. Health
Sciences Fund on October  15, 2004)

INVESCO VIF — Leisure Fund (name will
be changed to AIM V.I. Leisure Fund on
October  15, 2004)

INVESCO VIF — Small Company Growth
Fund (name will be changed to AIM V.I.
Small Company Growth Fund on October
15,2004)

INVESCO VIF — Technology Fund (name
will be changed to AIM V.I. Technology
Fund on October  15, 2004)

INVESCO VIF -Total Return Fund
(name will be changed to AIM V.I. Total
Return Fund on October  15, 2004)

INVESCO VIF- Utilities Fund (name
will be changed to AIM V.I. Utilities Fund
on October  15, 2004)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

AUL American  Individual  Variable  Annuity Unit Trust

AUL American  Individual  Variable Life Unit Trust

CONTRACTSFUNDEDBYTHESEPARATEACCOUNTS

Individual  variable  annuity contracts

Individual variable  life contracts

SCHEDULE  B

AIM’s PRICING ERROR POLICIES

Determination of Materiality

In the event that AIM discovers an error in the calculation of the Fund’s net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

a.                                      If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error.  No other adjustments shall be made.

b.                                      If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or LIFE COMPANY,  as appropriate,  such as in the event  that the error was not discovered until after LIFE COMPANY processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error.  To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Participants, LIFE COMPANY and AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse LIFE COMPANY for LIFE COMPANY’s reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board.   AIM agrees to use its best efforts to notify LIFE COMPANY at least five (5) days prior to any such meeting of the Board of AVIF to consider such proposed changes.

SCHEDULE   C EXPENSE ALLOCATIONS

Life Company	AVIF/ AIM
preparing and filing the Account’s registration statement	Preparing and filing the Fund’s registration statement

text composition for Account prospectuses and supplements	text composition for Fund prospectuses and supplements

text alterations of prospectuses (Account) and supplements (Account)	text alterations of prospectuses (Fund) and supplements (Fund)

printing Account and Fund prospectuses and supplements	a camera ready Fund prospectus

text composition and printing Account SAis	text composition and printing Fund SAis

mailing and distributing Account SAis to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account and Fund) and supplements (Account and Fund) to policy owners of record as required by Federal Securities Laws and to prospective purchasers

text composition (Account), printing, mailing, and distributing annual and semi-annual reports for Account (Fund and Account as, applicable)	text composition of annual and semi-annual reports (Fund)

text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising relating to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required